Exhibit 23.1

Jakroo, Inc.

5906 Stoneridge Mall Road,

Pleasanton, CA 94588

We consent to the use in this Registration Statement on Form S-1 (File No. 333-217412), as amended, of our report dated April 13, 2017, except for Note 12 which is dated August 23, 2017 relating to the consolidated financial statements of Jakroo Inc. as of and for the years ended December 31, 2016 and 2015, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Paritz & Company, P.A.

Hackensack, New Jersey

October 17, 2017